Exhibit 24.1

LIMITED POWER OF ATTORNEY

I, Rose Keravuori, hereby appoint Lisa Wager, Laurilee Kearnes, and/or Robert Wyman of Byrna Technologies Inc., a Delaware corporation (the “Company”), to each be the true and lawful attorney-in-fact (each, the “Attorney-in-Fact”) in her name and on her behalf, to:

(1)    prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the United States Securities and Exchange Commission, any national securities exchanges and the Company, all as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)    seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, if necessary or advisable in connection with performing the acts described in (1) above or under Section 16(a) of the Exchange Act, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;

(3)    perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing; and

(4)    create, manage, and update my User ID and Insider Profile on the Canadian System for Electronic Disclosure by Insiders (SEDI); prepare, execute, and file with the relevant securities regulatory authorities any and all insider reports, opening balances, and subsequent filings required under Canadian securities legislation; and obtain, retrieve, or reset any passwords or access keys necessary to fulfill these electronic filing duties.

The undersigned acknowledges and agrees that:

(1)    this Limited Power of Attorney authorizes, but does not require, such Attorney-in-Fact to act in their discretion on information provided to such Attorney-in-Fact without independent verification of such information and such Attorney-in-Fact may presume that any such information he or she receives is accurate and complete and he or she has no obligation to independently verify such information and is not responsible for any liability based on the inaccuracy or incompleteness of such information as it is provided by the undersigned;

(2)    any documents prepared and/or executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such Attorney-in-Fact, in their discretion, deems necessary or desirable;

(3)    neither the Company nor such Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Canadian securities laws, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(4)    this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or Canadian security laws, including without limitation the reporting requirements under Section 16 of the Exchange Act or under the Canadian security laws; and

(5)    The undersigned also hereby agrees that the Attorney-in-Fact shall not be liable for any error of judgment or for any act reasonably done or step reasonably taken or omitted in good faith, and that the undersigned agrees to indemnify, defend on a current basis, and hold harmless the Attorney-in-Fact from and against any and all claims, obligations, liabilities or causes of action asserted by any person relating to or arising out of, or as a consequence of, any such action or omission hereunder.

The undersigned hereby gives and grants the foregoing Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such Attorney-in-Fact of, for an on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such Attorney-in-Fact.

This Limited Power of Attorney may be filed with the United States Securities and Exchange Commission, any other federal, state or foreign securities regulators, and other entities as a confirming statement of the authority granted herein.

IN WITNESS whereof this Limited Power of Attorney has been duly executed this 7th day of August, 2026.

Name: /s/ Rose P. Keravuori Rose P. Keravuori